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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2002

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

707 South Grady Way, Renton, Washington 98055-3233
(Address of Principal Administrative Offices)

Registrant's Telephone Number, Including Area Code: (425) 430-3000

Item 5. Other Events.

        On May 20, 2002, Zones, Inc. (the "Company"), announced that it received confirmation from the Nasdaq Stock Market, Inc. that the closing bid price of the Company's common stock had been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, Zones has regained compliance with Nasdaq's minimum bid price per share ($1.00) requirement for continued listing on the Nasdaq National Market.

        A copy of the Company's press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated May 20, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.
Dated: May 21, 2002
	By: Its:	/s/ Ronald P. McFadden Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated May 20, 2002

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SIGNATURES
EXHIBIT INDEX